Exhibit 10-c

To: VIKING ASSET PURCHASER No 7 IC (the “Purchaser”) and Citicorp Trustee Company Limited
23 January 2018
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser and ourselves as Seller dated 2 February 2012 as amended and extended from time to time (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “six (6) years“ shall be replaced by “ten (10) years”, which, for the avoidance of doubt, means that the Receivables Purchase Agreement will terminate on 2 February 2022.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,
for and on behalf of

MERITOR HEAVY VEHICLE BRAKING SYSTEMS (UK) LIMITED

By: /s/ Scott McGregor
Name: Scott McGregor
Title: Director
For and on behalf of
VIKING ASSET PURCHASER No 7 IC

By: /s/ Cheryl Heslop
Name: Cheryl Heslop
Title: Director
We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.
for and on behalf of
Citicorp Trustee Company Limited
By: /s/ David Mares
Name: David Mares
Title: Director